UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  March 27, 1995


              THE EMPIRE DISTRICT ELECTRIC COMPANY
       (Exact name of registrant as specified in charter)

                             Kansas
         (State or other jurisdiction of incorporation)

       1-3368                              44-0236370
(Commission File Number)       (IRS Employer Identification Number)


602 Joplin Street, Joplin, Missouri                         64801
(Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code: (417) 625-5100


                         Not applicable
 (Former name or former address, if changed since last report)

Item 5.

Missouri Rate Increase Request

      On March 17, 1995, the Company filed a request with the Missouri Public Service Commission (the "MPSC") for an increase in rates for its Missouri electric customers in the amount of $8,543,910, or 5.3%, per year. It is not expected that any rate increase which might be granted by the MPSC will become effective before late 1995 or early 1996.

Ahlstrom Proceedings

     As previously reported, the Company is currently involved in proceedings relating to a complaint filed on August 1, 1994, by Ahlstrom Development Corporation and Cottonwood Energy Partners, L.P. (together, "Ahlstrom") with the MPSC, Case No. EC-95-28, and the Kansas Corporation Commission (the "KCC"), Docket No. 191,205-U, which assert that under the Public Utility Regulatory Policies Act of 1978 (the "Act"), the Company must accept Ahlstrom's proposal to sell power to the Company.

      On January 16, 1995, the Company entered into an agreement with Western Resources, Inc. for the purchase of capacity and energy through May 31, 2010 (the "WRI Agreement"). The WRI Agreement is subject, among other things, to the approval of the Federal Energy Regulatory Commission ("FERC") and was filed with FERC on February 15, 1995, FERC Docket No. ER 95-615-000. The WRI Agreement also contains a provision which allows the Company to terminate that agreement by written notice delivered by January 1, 1996, to be effective May 31, 1996, if (i) either the KCC or MPSC issues an order requiring the Company to accept the Ahlstrom offer by virtue of its status as a qualifying facility under the Act, or (ii) Ahlstrom meets the avoided cost of the Company as reasonably determined by the Company.

      The MPSC, the KCC and Ahlstrom have each intervened in the FERC proceeding relating to the WRI Agreement. The KCC has expressed concern over the potential for double commitment by the Company if FERC approves the WRI Agreement and the KCC determines after January 1, 1996 that the Company must purchase power from Ahlstrom. The KCC has requested that FERC either stay its decision on the WRI Agreement until it has reached a decision on Ahlstrom's complaint, or require an amendment to the WRI Agreement to eliminate the January 1, 1996 termination deadline.

      Ahlstrom has asked FERC (1) to abstain from ruling on the acceptability of the WRI Agreement until the MPSC has issued an order in Ahlstrom's Missouri proceeding, or, at a minimum, suspend the proposed rate schedule for the maximum five-month period, (2) to refuse to approve the WRI Agreement or set it for a full evidentiary hearing or (3) to approve the WRI Agreement but declare that such approval neither determines the relative merits of the WRI Agreement and the power purchase agreement tendered by Ahlstrom to the Company nor reduces the authority of the MPSC or the KCC to enforce the rights of Ahlstrom as a qualifying facility under the Act.

      The Company intends to intervene in the FERC proceeding in support of the WRI Agreement.

      The proceedings before the MPSC, the KCC and FERC are pending.

                            SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              THE EMPIRE DISTRICT ELECTRIC COMPANY



                              By
                                Name:        V. E. Brill
                                Title:    Vice President - Finance

Dated:  March 27, 1995